UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2010

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 24, 2010, the following actions were taken by the Board of Directors of Ikanos Communications, Inc. (“Ikanos” or the “Company”) by Unanimous Written Consent:

Upon the recommendation of the Compensation Committee of the Board of Directors, and at the discretion of the Board under the terms of the 2009 Executive Bonus Plan, the Board authorized payment of bonuses to the following named executive officers in the amounts set forth below in recognition of the significant accomplishments achieved by those executives in attaining important corporate strategic and operational goals as specified in their personal management objectives, and other accomplishments, including the completion of the Company’s strategic acquisition of the Broadband Access business assets from Conexant Systems, Inc.

Executive	Bonus Amount
Michael Gulett	$373,806
Cory Sindelar	$61,743
Noah D. Mesel	$54,200

Mr. Gulett’s bonus reflects payment for the Company’s full fiscal year 2009. The bonuses paid to Mr. Sindelar and Mr. Mesel reflect bonus pay-outs for their performance during the Company’s third and fourth fiscal quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

By:	/s/ NOAH D. MESEL
Noah D. Mesel
Vice President and General Counsel

Date: March 2, 2010